Exhibit 99.1

Neal Goldner
Investor Relations
Marriott Vacations Worldwide Corporation
407.206.6149
Neal.Goldner@mvwc.com

Erica Ettori
Global Communications
Marriott Vacations Worldwide Corporation
407.513.6606
Erica.Ettori@mvwc.com
Marriott Vacations Worldwide (“MVW”) Reports Third Quarter 2021 Financial Results
ORLANDO, Fla. – November 8, 2021 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported third quarter 2021 financial results.
“Occupancies at our resorts this quarter were very strong despite the Delta variant and contract sales were within 3% of 2019 levels, driving 25% sequential growth in Adjusted EBITDA and exceeding 2019 for the first time since the pandemic began,” said Stephen P. Weisz, chief executive officer. “First time buyers represented more than 30% of contract sales in the third quarter, which is important for the long-term health of the system. The fourth quarter has started well with October contract sales above 2019 levels and reservations on the books for the first half of next year are already strong.”

Third Quarter 2021 Highlights and Operational Update:
•Consolidated Vacation Ownership contract sales totaled $380 million in the third quarter of 2021, with VPG 24% higher than the third quarter of 2019.
•Net income attributable to common shareholders was $10 million, or $0.23 fully diluted earnings per share.
•Adjusted net income attributable to common shareholders was $70 million and adjusted fully diluted earnings per share was $1.60.
•Adjusted EBITDA increased 25% on a sequential basis to $205 million in the third quarter of 2021, 8% higher than the third quarter of 2019.
◦Adjusted EBITDA margin (excluding cost reimbursements) was 27%, the Company’s highest quarterly Adjusted EBITDA margin as a stand alone public company.
•During the quarter, the Company’s Board of Directors authorized a share repurchase program of up to $250 million and declared a quarterly cash dividend of $0.54 per share of common stock, which was paid in October 2021.
•In September, the Company repaid the remaining $250 million of its 6.50% Senior Unsecured Notes due 2026 and, subsequent to the end of the quarter, repaid $250 million of its 6.125% Senior Secured Notes due 2025.
•With recovery in the business expected to continue, the Company projects contract sales of $385 million to $405 million in the fourth quarter of 2021.

Marriott Vacations Worldwide Reports Third Quarter Financial Results / 2
Third Quarter 2021 Segment Results
Vacation Ownership
Revenues excluding cost reimbursements increased 123% in the third quarter of 2021 compared to the prior year and increased 8% from the second quarter of 2021 as the business continued to recover. Compared to the second quarter, revenue from the sale of vacation ownership products increased 12% and Development profit margin increased to 28%. Excluding the impact of revenue reportability, Adjusted development profit increased sequentially to $98 million, with Adjusted development profit margin increasing nearly 335 basis points to 30%.
Vacation Ownership segment financial results were $185 million in the third quarter of 2021 and segment Adjusted EBITDA increased 18% on a sequential basis to $215 million, with Adjusted EBITDA margin nearly 360 basis points higher than third quarter 2019.
Exchange & Third-Party Management
Revenues excluding cost reimbursements increased 12% in the third quarter of 2021 compared to the prior year. Interval International active members declined 1% compared to the second quarter of 2021 to 1.3 million and Average revenue per member declined 7% sequentially.
Exchange & Third-Party Management segment financial results were $23 million in the third quarter of 2021 and segment Adjusted EBITDA declined $2 million sequentially to $35 million, with Adjusted EBITDA margin approximately 240 basis points higher than 2019.
Corporate and Other
General and administrative costs increased $22 million in the third quarter of 2021 compared to the prior year as a result of higher salary and wages costs as the prior year quarter benefited from savings related to programs implemented in response to the impact of the COVID-19 pandemic, higher bonus expense, and a decrease in credits related to incentives under the CARES Act.
Balance Sheet and Liquidity
On September 30, 2021, cash and cash equivalents totaled $448 million.
The Company had $4.4 billion in debt outstanding, net of unamortized debt issuance costs, at the end of the third quarter of 2021. This included $2.8 billion of corporate debt and $1.6 billion of non-recourse debt related to its securitized notes receivable.
In September, the Company repaid the remaining $250 million of its 6.50% Senior Unsecured Notes due 2026 and, subsequent to the end of the quarter, repaid $250 million of its 6.125% Senior Secured Notes due 2025. Pro forma, the Company ended the quarter with more than $1.0 billion of liquidity.
During the quarter, the Company’s Board of Directors authorized a share repurchase program of up to $250 million and declared a quarterly cash dividend of $0.54 per share of common stock, which was paid in October 2021.
Non-GAAP Financial Information
Non-GAAP financial measures, such as Adjusted net income or loss attributable to common shareholders, Adjusted EBITDA, Adjusted fully diluted earnings or loss per share, Adjusted development profit, Adjusted development profit margin, and other adjusted financial measures, are reconciled and adjustments are shown and described in further detail in the Financial Schedules that follow.
Third Quarter 2021 Financial Results Conference Call
The Company will hold a conference call on November 8, 2021 at 8:30 a.m. ET to discuss these financial results and provide an update on business conditions. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the Company's website at ir.mvwc.com. An audio replay of the conference call will be available for 30 days on the Company’s website.

Marriott Vacations Worldwide Reports Third Quarter Financial Results / 3
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About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. The Company has nearly 120 resorts and approximately 700,000 Owners and Members in a diverse portfolio that includes seven vacation ownership brands. It also includes exchange networks and membership programs comprised of 3,200 resorts in over 90 nations, as well as management of more than 150 other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International, Inc. and Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements
This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about expectations for business recovery and contract sales in the fourth quarter, that are not historical facts. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous and evolving risks and uncertainties that we may not be able to predict or assess, such as: the effects of the COVID-19 pandemic, including reduced demand for vacation ownership and exchange products and services, volatility in the international and national economy and credit markets, worker absenteeism, quarantines or other government-imposed travel or health-related restrictions; the length and severity of the COVID-19 pandemic, including its short and longer-term impact on the demand for travel and on consumer confidence; the impact of the availability and distribution of effective vaccines on the demand for travel and consumer confidence; the effectiveness of available vaccines against variants of the virus, including the Delta variant; the pace of recovery following the COVID-19 pandemic or as effective treatments or vaccines become widely available; competitive conditions; the availability of capital to finance growth; the effects of steps we have taken and may continue to take to reduce operating costs and/or enhance health and cleanliness protocols at our resorts due to the COVID-19 pandemic; political or social strife, and other matters referred to under the heading “Risk Factors” contained herein and also in our most recent Annual Report on Form 10-K, and which may be discussed in our periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), any of which could cause actual results to differ materially from those expressed or implied herein. There may be other risks and uncertainties that we cannot predict at this time or that we currently do not expect will have a material adverse effect on our financial position, results of operations or cash flows. These statements are made as of the date of issuance and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
                    Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 3, 2021

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except VPG, tours, total active members, average revenue per member and per share amounts)
(Unaudited)
SUMMARY FINANCIAL INFORMATION

	Three Months Ended		Change %	Nine Months Ended		Change %
	September 30, 2021	September 30, 2020		September 30, 2021	September 30, 2020
Key Measures
Total consolidated contract sales	$380	$140	171%	$968	$476	103%
VPG	$4,300	$3,904	10%	$4,377	$3,745	17%
Tours	84,098	33,170	154%	209,869	118,517	77%
Total active members (000's)(1)	1,313	1,536	(15%)	1,313	1,536	(15%)
Average revenue per member(1)	$42.95	$36.76	17%	$136.57	$108.44	26%

GAAP Measures
Revenues	$1,052	$649	62%	$2,790	$2,139	30%
Income (loss) before income taxes and noncontrolling interests	$58	$(72)	NM	$57	$(316)	NM
Net income (loss) attributable to common shareholders	$10	$(62)	NM	$(12)	$(238)	NM
Earnings (loss) per share - diluted	$0.23	$(1.51)	NM	$(0.28)	$(5.76)	NM

Non-GAAP Measures **
Adjusted EBITDA	$205	$35	NM	$438	$163	NM
Adjusted pretax income (loss)	$118	$(28)	NM	$165	$(23)	NM
Adjusted net income (loss) attributable to common shareholders	$70	$(33)	NM	$87	$(16)	NM
Adjusted earnings (loss) per share - diluted	$1.60	$(0.81)	NM	$2.01	$(0.40)	NM

(1) Includes members at the end of each period for the Interval International exchange network only.

ADJUSTED EBITDA BY SEGMENT

	Three Months Ended		Change %	Nine Months Ended		Change %
	September 30, 2021	September 30, 2020		September 30, 2021	September 30, 2020
Vacation Ownership	$215	$28	NM	$465	$156	NM
Exchange & Third-Party Management	35	31	13%	113	91	25%
Segment adjusted EBITDA**	250	59	NM	578	247	134%
General and administrative	(45)	(27)	NM	(140)	(91)	NM
Consolidated property owners’ associations	—	3	NM	—	7	NM
Adjusted EBITDA**	$205	$35	NM	$438	$163	NM

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NM - Not meaningful

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
REVENUES
Sale of vacation ownership products	$330	$98	$789	$409
Management and exchange	225	176	638	548
Rental	130	56	340	209
Financing	69	64	196	206
Cost reimbursements	298	255	827	767
TOTAL REVENUES	1,052	649	2,790	2,139
EXPENSES
Cost of vacation ownership products	71	27	178	110
Marketing and sales	166	78	439	297
Management and exchange	138	106	381	342
Rental	84	74	247	245
Financing	22	24	64	85
General and administrative	54	32	166	121
Depreciation and amortization	35	30	112	93
Litigation charges	2	2	8	4
Restructuring	—	20	—	20
Royalty fee	26	23	78	72
Impairment	—	2	5	98
Cost reimbursements	298	255	827	767
TOTAL EXPENSES	896	673	2,505	2,254
Losses and other expense, net	(31)	—	(27)	(42)
Interest expense	(41)	(37)	(128)	(112)
Transaction and integration costs	(27)	(11)	(75)	(47)
Other	1	—	2	—
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	58	(72)	57	(316)
(Provision for) benefit from income taxes	(47)	14	(63)	91
NET INCOME (LOSS)	11	(58)	(6)	(225)
Net income attributable to noncontrolling interests	(1)	(4)	(6)	(13)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$10	$(62)	$(12)	$(238)

EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic	$0.24	$(1.51)	$(0.28)	$(5.76)
Diluted	$0.23	$(1.51)	$(0.28)	$(5.76)

NOTE: Earnings (loss) per share - Basic and Earnings (loss) per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended September 30, 2021
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$330	$—	$—	$330
Management and exchange(1)
Ancillary revenues	55	1	—	56
Management fee revenues	40	10	(4)	46
Exchange and other services revenues	31	48	44	123
Management and exchange	126	59	40	225
Rental	121	9	—	130
Financing	69	—	—	69
Cost reimbursements(1)	328	9	(39)	298
TOTAL REVENUES	$974	$77	$1	$1,052

PROFIT
Development(2)	$93	$—	$—	$93
Management and exchange(1)	71	26	(10)	87
Rental(1)	24	9	13	46
Financing	47	—	—	47
TOTAL PROFIT	235	35	3	273

OTHER
General and administrative	—	—	(54)	(54)
Depreciation and amortization	(24)	(11)	—	(35)
Litigation charges	(1)	—	(1)	(2)
Restructuring	1	(1)	—	—
Royalty fee	(26)	—	—	(26)
Losses and other expense, net	—	—	(31)	(31)
Interest expense	—	—	(41)	(41)
Transaction and integration costs	(1)	—	(26)	(27)
Other	1	—	—	1
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	185	23	(150)	58
Provision for income taxes	—	—	(47)	(47)
NET INCOME (LOSS)	185	23	(197)	11
Net income attributable to noncontrolling interests(1)	—	—	(1)	(1)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$185	$23	$(198)	$10

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, which represents the portion related to individual or third-party vacation ownership interest (“VOI”) owners.

(2) The Company previously used the term Development margin to refer to revenues from the Sale of vacation ownership products less the Cost of vacation ownership products and marketing and sales costs. Beginning in the first quarter of 2021, the Company now refers to this financial measure as Development profit. While the calculation remains unchanged, the Company believes the revised term better depicts the financial results being presented.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended September 30, 2020
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$98	$—	$—	$98
Management and exchange(1)
Ancillary revenues	17	—	—	17
Management fee revenues	37	4	(5)	36
Exchange and other services revenues	28	45	50	123
Management and exchange	82	49	45	176
Rental	46	10	—	56
Financing	64	—	—	64
Cost reimbursements(1)	281	12	(38)	255
TOTAL REVENUES	$571	$71	$7	$649

PROFIT
Development(2)	$(7)	$—	$—	$(7)
Management and exchange(1)	55	22	(7)	70
Rental(1)	(40)	8	14	(18)
Financing	40	—	—	40
TOTAL PROFIT	48	30	7	85

OTHER
General and administrative	—	—	(32)	(32)
Depreciation and amortization	(20)	(8)	(2)	(30)
Litigation charges	(2)	—	—	(2)
Restructuring	(11)	(3)	(6)	(20)
Royalty fee	(23)	—	—	(23)
Impairment	(1)	(1)	—	(2)
Gains (losses) and other income (expense), net	6	(5)	(1)	—
Interest expense	—	—	(37)	(37)
Transaction and integration costs	—	—	(11)	(11)
(LOSS) INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	(3)	13	(82)	(72)
Benefit from income taxes	—	—	14	14
NET (LOSS) INCOME	(3)	13	(68)	(58)
Net income attributable to noncontrolling interests(1)	—	—	(4)	(4)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(3)	$13	$(72)	$(62)

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, which represents the portion related to individual or third-party vacation ownership interest (“VOI”) owners.

(2) The Company previously used the term Development margin to refer to revenues from the Sale of vacation ownership products less the Cost of vacation ownership products and marketing and sales costs. Beginning in the first quarter of 2021, the Company now refers to this financial measure as Development profit. While the calculation remains unchanged, the Company believes the revised term better depicts the financial results being presented.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the nine months ended September 30, 2021
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$789	$—	$—	$789
Management and exchange(1)
Ancillary revenues	135	2	—	137
Management fee revenues	117	24	(15)	126
Exchange and other services revenues	91	153	131	375
Management and exchange	343	179	116	638
Rental	308	32	—	340
Financing	196	—	—	196
Cost reimbursements(1)	882	38	(93)	827
TOTAL REVENUES	$2,518	$249	$23	$2,790

PROFIT
Development(2)	$172	$—	$—	$172
Management and exchange(1)	207	80	(30)	257
Rental(1)	20	32	41	93
Financing	132	—	—	132
TOTAL PROFIT	531	112	11	654

OTHER
General and administrative	—	—	(166)	(166)
Depreciation and amortization	(66)	(40)	(6)	(112)
Litigation charges	(7)	—	(1)	(8)
Restructuring	—	(1)	1	—
Royalty fee	(78)	—	—	(78)
Impairment	—	—	(5)	(5)
Gains and other income, net	—	—	(27)	(27)
Interest expense	—	—	(128)	(128)
Transaction and integration costs	(2)	—	(73)	(75)
Other	2	—	—	2
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	380	71	(394)	57
Benefit from income taxes	—	—	(63)	(63)
NET INCOME (LOSS)	380	71	(457)	(6)
Net income attributable to noncontrolling interests(1)	—	—	(6)	(6)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$380	$71	$(463)	$(12)

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, which represents the portion related to individual or third-party vacation ownership interest (“VOI”) owners.

(2) The Company previously used the term Development margin to refer to revenues from the Sale of vacation ownership products less the Cost of vacation ownership products and marketing and sales costs. Beginning in the first quarter of 2021, the Company now refers to this financial measure as Development profit. While the calculation remains unchanged, the Company believes the revised term better depicts the financial results being presented.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the nine months ended September 30, 2020
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$409	$—	$—	$409
Management and exchange(1)
Ancillary revenues	69	1	—	70
Management fee revenues	113	14	(14)	113
Exchange and other services revenues	85	145	135	365
Management and exchange	267	160	121	548
Rental	180	29	—	209
Financing	204	2	—	206
Cost reimbursements(1)	824	45	(102)	767
TOTAL REVENUES	$1,884	$236	$19	$2,139

PROFIT
Development(2)	$2	$—	$—	$2
Management and exchange(1)	162	67	(23)	206
Rental(1)	(100)	21	43	(36)
Financing(3)	120	1	—	121
TOTAL PROFIT	184	89	20	293

OTHER
General and administrative	—	—	(121)	(121)
Depreciation and amortization	(61)	(24)	(8)	(93)
Litigation charges	(4)	—	—	(4)
Restructuring	(11)	(3)	(6)	(20)
Royalty fee	(72)	—	—	(72)
Impairment	(6)	(92)	—	(98)
Gains (losses) and other income (expense), net	12	(5)	(49)	(42)
Interest expense	—	—	(112)	(112)
Transaction and integration costs	(3)	—	(44)	(47)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	39	(35)	(320)	(316)
Benefit from income taxes	—	—	91	91
NET INCOME (LOSS)	39	(35)	(229)	(225)
Net income attributable to noncontrolling interests(1)	—	—	(13)	(13)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$39	$(35)	$(242)	$(238)

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, which represents the portion related to individual or third-party vacation ownership interest (“VOI”) owners.

(2) The Company previously used the term Development margin to refer to revenues from the Sale of vacation ownership products less the Cost of vacation ownership products and marketing and sales costs. Beginning in the first quarter of 2021, the Company now refers to this financial measure as Development profit. While the calculation remains unchanged, the Company believes the revised term better depicts the financial results being presented.

(3) Includes a $10 million impact related to increased bad debt expense recorded in the nine months ended September 30, 2020 related to the COVID-19 pandemic.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net income (loss) attributable to common shareholders	$10	$(62)	$(12)	$(238)
Provision for (benefit from) income taxes	47	(14)	63	(91)
Income (loss) before income taxes attributable to common shareholders	57	(76)	51	(329)
Certain items:(1)
Litigation charges	2	2	8	4
Losses and other expense, net	31	—	27	42
Transaction and integration costs	27	11	75	47
Impairment charges	—	2	5	98
Purchase price adjustments(2)	5	17	7	47
COVID-19 related adjustments	—	16	(2)	64
Other(3)	(4)	—	(6)	4
Adjusted pretax income (loss) **	118	(28)	165	(23)
(Provision for) benefit from income taxes	(48)	(5)	(78)	7
Adjusted net income (loss) attributable to common shareholders**	$70	$(33)	$87	$(16)
Diluted shares	43.7	41.2	43.2	41.3
Adjusted earnings (loss) per share - Diluted **	$1.60	$(0.81)	$2.01	$(0.40)

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) See further details on A-8.
(2) Includes certain items included in depreciation and amortization for the three and nine months ended September 30, 2020.
(3) 2021 amounts include eliminating the impact of consolidating property owners’ associations.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$10	$(62)	$(12)	$(238)
Interest expense	41	37	128	112
Provision for (benefit from) income taxes	47	(14)	63	(91)
Depreciation and amortization	35	30	112	93
Share-based compensation	11	11	33	24
Certain items before income taxes:
Litigation charges	2	2	8	4
Losses and other expense, net:
Dispositions	—	(1)	—	(1)
Hurricane business interruption insurance claims	—	—	—	(4)
Various tax related matters	(8)	—	(6)	26
Redemption premium from debt repayment	36	—	36	—
Foreign currency translation	2	1	(4)	25
Other	1	—	1	(4)
Transaction and integration costs	27	11	75	47
Impairment charges	—	2	5	98
Purchase price adjustments	5	2	7	4
COVID-19 related adjustments:
Sales reserve adjustment, net	—	—	—	37
Accrual for health and welfare costs for furloughed associates	—	(4)	(2)	7
Restructuring	—	20	—	20
Other(1)	(4)	—	(6)	4
ADJUSTED EBITDA**	$205	$35	$438	$163

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) 2021 amounts include eliminating the impact of consolidating property owners’ associations.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT PROFIT
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Consolidated contract sales	$380	$140	$968	$476
Less resales contract sales	(7)	(1)	(19)	(9)
Consolidated contract sales, net of resales	373	139	949	467
Plus:
Settlement revenue	8	4	21	12
Resales revenue	5	1	8	6
Revenue recognition adjustments:
Reportability	2	(18)	(51)	48
Sales reserve	(31)	(10)	(73)	(90)
Other(1)	(27)	(18)	(65)	(34)
Sale of vacation ownership products	330	98	789	409
Less:
Cost of vacation ownership products	(71)	(27)	(178)	(110)
Marketing and sales	(166)	(78)	(439)	(297)
Development Profit	93	(7)	172	2
Revenue recognition reportability adjustment	(1)	12	38	(32)
Other(2)	6	1	9	30
Adjusted development profit **	$98	$6	$219	$—
Development profit margin(3)	28.0%	(7.4%)	21.8%	0.5%
Adjusted development profit margin(3)	29.5%	5.2%	26.2%	(0.1%)

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.
(2) Primarily includes purchase price adjustments for the three and nine months ended September 30, 2021, as well as a sales reserve charge related to the COVID-19 pandemic and purchase price adjustments for the three and nine months ended September 30, 2020.

(3) Development profit margin represents Development profit divided by Sale of vacation ownership products. Adjusted development profit margin represents Adjusted development profit divided by Sale of vacation ownership products revenue after adjusting for revenue reportability and other charges.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions)
(Unaudited)
VACATION OWNERSHIP SEGMENT ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$185	$(3)	$380	$39
Depreciation and amortization	24	20	66	61
Share-based compensation expense	1	2	4	4
Certain items:
Litigation charges	1	2	7	4
Gains and other income, net:
Dispositions	—	(6)	—	(6)
Hurricane business interruption net insurance proceeds	—	—	—	(4)
Foreign currency translation	—	—	—	(1)
Other	—	—	—	(1)
Transaction and integration costs	1	—	2	3
Impairment charges	—	1	—	6
Purchase price adjustments	5	1	7	3
COVID-19 related adjustments:
Sales reserve adjustment, net	—	—	—	37
Restructuring	(1)	11	—	11
Other	(1)	—	(1)	—
SEGMENT ADJUSTED EBITDA **	$215	$28	$465	$156
EXCHANGE & THIRD-PARTY MANAGEMENT SEGMENT ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$23	$13	$71	$(35)
Depreciation and amortization	11	8	40	24
Share-based compensation expense	—	—	1	1
Certain items:
Losses and other expense, net:
Dispositions	—	5	—	5
Foreign currency translation	—	(1)	—	2
Other	—	1	—	(2)
Impairment charges	—	1	—	92
Purchase price adjustments	—	1	—	1
COVID-19 related adjustments:
Restructuring	1	3	1	3
SEGMENT ADJUSTED EBITDA **	$35	$31	$113	$91

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	Unaudited
	September 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$448	$524
Restricted cash (including $69 and $68 from VIEs, respectively)	434	468
Accounts receivable, net (including $10 and $11 from VIEs, respectively)	223	276
Vacation ownership notes receivable, net (including $1,486 and $1,493 from VIEs, respectively)	2,026	1,840
Inventory	741	759
Property and equipment, net	1,077	791
Goodwill	3,086	2,817
Intangibles, net	1,007	952
Other (including $70 and $54 from VIEs, respectively)	501	471
TOTAL ASSETS	$9,543	$8,898

LIABILITIES AND EQUITY
Accounts payable	$190	$209
Advance deposits	166	147
Accrued liabilities (including $2 and $1 from VIEs, respectively)	375	349
Deferred revenue	540	488
Payroll and benefits liability	201	157
Deferred compensation liability	135	127
Securitized debt, net (including $1,611 and $1,604 from VIEs, respectively)	1,594	1,588
Debt, net	2,795	2,680
Other	218	197
Deferred taxes	325	274
TOTAL LIABILITIES	6,539	6,216
Contingencies and Commitments (Note 11)
Preferred stock — $0.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $0.01 par value; 100,000,000 shares authorized; 75,491,621 and 75,279,061 shares issued, respectively	1	1
Treasury stock — at cost; 32,776,162 and 34,184,813 shares, respectively	(1,282)	(1,334)
Additional paid-in capital	4,056	3,760
Accumulated other comprehensive loss	(39)	(48)
Retained earnings	237	272
TOTAL MVW SHAREHOLDERS' EQUITY	2,973	2,651
Noncontrolling interests	31	31
TOTAL EQUITY	3,004	2,682
TOTAL LIABILITIES AND EQUITY	$9,543	$8,898
The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	September 30, 2021	September 30, 2020
OPERATING ACTIVITIES
Net loss	$(6)	$(225)
Adjustments to reconcile net loss to net cash, cash equivalents and restricted cash used by operating activities:
Depreciation and amortization of intangibles	112	93
Amortization of debt discount and issuance costs	41	16
Vacation ownership notes receivable reserve	73	97
Share-based compensation	33	23
Impairment charges	5	98
Deferred income taxes	10	1
Net change in assets and liabilities:
Accounts receivable	54	24
Vacation ownership notes receivable originations	(545)	(265)
Vacation ownership notes receivable collections	532	487
Inventory	59	(4)
Other assets	(29)	57
Accounts payable, advance deposits and accrued liabilities	(44)	(231)
Deferred revenue	119	57
Payroll and benefit liabilities	35	—
Deferred compensation liability	14	8
Other liabilities	23	(11)
Deconsolidation of certain Consolidated Property Owners' Associations	(87)	—
Purchase of vacation ownership units for future transfer to inventory	(99)	(61)
Other, net	3	(6)
Net cash, cash equivalents and restricted cash provided by operating activities	303	158
INVESTING ACTIVITIES
Acquisition of a business, net of cash and restricted cash acquired	(157)	—
Capital expenditures for property and equipment (excluding inventory)	(19)	(36)
Purchase of company owned life insurance	(11)	(3)
Dispositions, net	—	15
Net cash, cash equivalents and restricted cash used in investing activities	(187)	(24)
FINANCING ACTIVITIES
Borrowings from securitization transactions	425	690
Repayment of debt related to securitization transactions	(602)	(793)
Proceeds from debt	1,061	1,166
Repayments of debt	(1,039)	(703)
Purchase of convertible note hedges	(100)	—
Proceeds from issuance of warrants	70	—
Finance lease payment	(2)	(10)
Payment of debt issuance costs	(17)	(14)
Repurchase of common stock	(4)	(82)
Payment of dividends	—	(45)
Payment of withholding taxes on vesting of restricted stock units	(17)	(14)
Net cash, cash equivalents and restricted cash (used in) provided by financing activities	(225)	195
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(1)	(2)
Change in cash, cash equivalents and restricted cash	(110)	327
Cash, cash equivalents and restricted cash, beginning of period	992	701
Cash, cash equivalents and restricted cash, end of period	$882	$1,028

MARRIOTT VACATIONS WORLDWIDE CORPORATION
QUARTERLY OPERATING METRICS
(Contract sales in millions)

	Year	Quarter Ended				Full Year
		March 31	June 30	September 30	December 31
Vacation Ownership
Consolidated Contract Sales
	2021	$226	$362	$380
	2020	$306	$30	$140	$178	$654
	2019	$354	$386	$390	$394	$1,524

VPG
	2021	$4,644	$4,304	$4,300
	2020	$3,680	$3,717	$3,904	$3,826	$3,767
	2019	$3,350	$3,299	$3,461	$3,499	$3,403

Tours
	2021	45,871	79,900	84,098
	2020	79,131	6,216	33,170	44,161	162,678
	2019	99,957	111,241	107,401	108,272	426,871

Exchange & Third-Party Management
Total active members (000's)(1)	2021	1,479	1,321	1,313
	2020	1,636	1,571	1,536	1,518	1,518
	2019	1,694	1,691	1,701	1,670	1,670

Average revenue per member(1)	2021	$47.13	$46.36	$42.95
	2020	$41.37	$30.17	$36.76	$36.62	$144.97
	2019	$46.24	$43.23	$40.89	$38.38	$168.73

(1) Includes members at the end of each period for the Interval International exchange network only.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by GAAP. We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules included herein reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income or loss attributable to common shareholders, earnings or loss per share or any other comparable operating measure prescribed by GAAP. In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do or may not calculate them at all, limiting their usefulness as comparative measures.
Certain Items Excluded from Adjusted Net Income or Loss Attributable to Common Shareholders, Adjusted EBITDA, Adjusted Development Profit and Adjusted Development Profit Margin.
We evaluate non-GAAP financial measures, including Adjusted pretax income or loss, Adjusted net income or loss attributable to common shareholders, Adjusted EBITDA, Adjusted development profit and Adjusted development profit margin, that exclude certain items in the three and nine months ended September 30, 2021 and September 30, 2020, and believe these measures provide useful information to investors because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate the comparison of results from our on-going core operations before these items with results from other vacation ownership companies.
Adjusted Development Profit (Adjusted Sale of Vacation Ownership Products Net of Expenses) and Adjusted Development Profit Margin.
We evaluate Adjusted development profit (Adjusted sale of vacation ownership products, net of expenses) and Adjusted development profit margin as indicators of operating performance. Adjusted development profit and Adjusted development profit margin adjust Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as itemized on A-8, as necessary. We evaluate Adjusted development profit and Adjusted development profit margin and believe it provides useful information to investors because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development profit and Development profit margin.
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA, a financial measure that is not prescribed by GAAP, is defined as earnings, or net income or loss attributable to common shareholders, before interest expense (excluding consumer financing interest expense associated with term loan securitization transactions), income taxes, depreciation and amortization. Adjusted EBITDA reflects additional adjustments for certain items, as itemized in the discussion of Adjusted EBITDA in the preceding pages, and excludes share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense associated with term loan securitization transactions because we consider it to be an operating expense of our business. We consider Adjusted EBITDA to be an indicator of operating performance, which we use to measure our ability to service debt, fund capital expenditures and expand our business. We also use Adjusted EBITDA, as do analysts, lenders, investors and others, because this measure excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We believe Adjusted EBITDA is useful as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Adjusted EBITDA also facilitates comparison by us, analysts, investors, and others, of results from our on-going core operations before the impact of these items with results from other vacation companies.